UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016 (April 21, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On April 21, 2016, CĪON Investment Corporation ("CĪON") entered into the second amendment (the "Second Amendment") to its revolving credit facility (the "EWB Credit Facility") with East West Bank ("EWB").

Under the original EWB Credit Facility, the borrowing base was the lesser of (i) the average monthly net proceeds received by CĪON from the sale of its equity securities during the trailing three month period ending on the last day of the immediately preceding calendar month; or (ii) 50% of collateral securing the EWB Credit Facility.

Under the first amendment to the EWB Credit Facility dated as of January 28, 2016, during the period commencing on January 30, 2016 through July 31, 2016, (i) the trailing equity component of the borrowing base was removed; (ii) the borrowing base was decreased to 40% of the collateral securing the EWB Credit Facility; and (iii) the required minimum fair market value of the collateral securing the EWB Credit Facility was increased from two to two and one-half times all outstanding advances under the EWB Credit Facility.  Subsequent to July 31, 2016, these amended provisions will revert back to their original terms.

Under the Second Amendment, the date after which the amended provisions of the first amendment will revert back to their original terms was extended from July 31, 2016 to September 30, 2016 and the maturity date of the EWB Credit Facility was extended from April 29, 2016 to April 27, 2017. No other material terms of the EWB Credit Facility have been amended in connection with the Second Amendment.

The foregoing description of the Second Amendment to the EWB Credit Facility is a summary only and is qualified in all respects by the provisions of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On April 26, 2016, CĪON increased its public offering price from $9.60 per share to $9.65 per share, based on a net offering price of $8.69 per share (net of selling commissions and dealer manager fees), which closely approximates an estimated net asset value per share of $8.67.  This increase in the public offering price will become effective on CĪON's April 27, 2016 weekly closing and will be first applied to subscriptions received from April 20, 2016 through April 26, 2016.  In accordance with CĪON's previously disclosed share pricing policy, certain of CĪON's directors determined that an increase in the public offering price per share was warranted following an increase in CĪON's net asset value per share to an amount that exceeds CĪON's then-current net offering price.

Although CĪON increased its public offering price on April 26, 2016 from $9.60 per share to $9.65 per share, CĪON will maintain the amount of weekly cash distributions payable to shareholders of $0.014067 per share resulting in an annual distribution rate of 7.58% (based on the $9.65 per share public offering price).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Loan and Security Agreement, dated as of April 21, 2016, by and between CĪON Investment Corporation and East West Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	April 27, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Loan and Security Agreement, dated as of April 21, 2016, by and between CĪON Investment Corporation and East West Bank